CONSENT OF COUNSEL


We consent to the reference to our Firm under the caption "Legal Matters" contained in the Registration Statement.



                                       /s/BLAZZARD, GRODD & HASENAUER, P.C.
                                       Blazzard, Grodd & Hasenauer, P.C.


September 27, 2001